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                                                                      Exhibit 21



                                                              Percentage of
                                                            Voting Securities
                                     State or Country    Directly or Indirectly
                                     of Incorporation         Owned by the
                                     or Organization           Registrant
                                    ------------------   ----------------------

Registrant:
Apertus Technologies Incorporated     Minnesota


Subsidiaries:

Systems Strategies, Inc.              New York                    100%

Datanex, Inc.                         Oregon                      100%

Systems Strategies Limited            United Kingdom              100%

Lee Data Export Limited               Jamaica                     100%

Lee Data Far East Pte. Ltd.           Singapore                   100%

Apertus Inc. GMBH                     Germany                     100%